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Exhibit 10.10--Form of Working Capital Agreement by and between the Company and Prime Retail, Inc.

                           WORKING CAPITAL AGREEMENT

     This Working Capital Agreement (the "Agreement") is entered into this 15th day of June, 1998 by and between Prime Retail, Inc., a Maryland corporation ("Prime"), Prime Retail, L.P., a Delaware limited partnership ("Prime L.P."), Horizon Group Properties, Inc., a Maryland corporation ("HGP") and Horizon Group Properties, L.P., a Delaware limited partnership ("HGP LP").

     WHEREAS, the transactions contemplated by that certain Amended and Restated Agreement of Merger dated as of February 1, 1998 (the "Merger Agreement") by and among Prime Retail, Inc., a Maryland corporation, Prime Retail, L.P., a Delaware limited partnership, Horizon Group, Inc. a Michigan corporation ("Horizon"), Sky Merger Corp., a Maryland corporation ("Sky Merger"), HGP, HGP LP and Horizon/Glen Outlet Centers Limited Partnership, a Delaware limited partnership ("Horizon Partnership"), will be consummated concurrently herewith;

     WHEREAS, the parties hereto wish to set forth their understanding with respect to various working capital and other matters in connection with the consummation of the transactions contemplated by the Merger Agreement and the Contribution Agreement (as defined in the Merger Agreement);

     NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

     1. WORKING CAPITAL FACILITY. HGP LP has assumed from Horizon Partnership the obligations (the "Obligations") outstanding under or otherwise existing pursuant to or as set forth in that certain Business Loan Agreement dated as of August 1, 1996 (such agreement, as amended prior to the date hereof, and the documents executed in connection therewith, the "Loan Agreement") by and between Huntington National Bank and Horizon Partnership. The Loan Agreement matures on August 1, 1998. HGP LP agrees to use its best efforts to refinance the Obligations as soon as possible following the Closing Date (as defined in the Merger Agreement); provided, however, any such refinancing shall be on terms and conditions reasonably acceptable to HGP LP. In the event that such Obligations are not refinanced prior to the maturity date of the Loan Agreement, Prime and/or Prime LP agrees to enter into a two year term loan with HGP LP pursuant to which Prime and/or Prime LP will make available to HGP LP up to $4,000,000 in aggregate principal amount of indebtedness, upon terms and conditions substantially the same as those set forth in the Loan Agreement; provided that the interest rate shall be 10% per annum and the loan will be repayable prior to the maturity date thereof from the proceeds of (i) a sale of the outlet center in Algondones, New Mexico to the extent it is not used to repay another obligation on which Prime is contingently liable or (ii) a completion of an equity offering by HGP or HGP LP.

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     2.   (a) WORKING CAPITAL ADJUSTMENT. The parties hereto understand and agree that a definitive amount of Working Capital (as hereinafter defined) is to be transferred to HGP, HGP LP and the other Horizon Entities (as hereinafter defined) in connection with the transfer of the properties listed on APPENDIX A hereto (the "Contributed Properties") and pursuant to the terms of the Merger Agreement and the Contribution Agreement. Such working capital is in consideration of, among other things, the assumption by the Horizon Entities, of the known and unknown liabilities of the Contributed Properties in connection with the Formation Transactions (as hereinafter defined). The parties hereto agree that the amount of Working Capital to be transferred, in the aggregate, to the Horizon Entities is $545,000 and that such amount shall be calculated and adjusted as set forth herein. On the date hereof, Prime shall transfer cash to HGP and fund the reserves set forth on the Settlement Sheet attached hereto. The cash funding occurring on the date hereof is seventy-five percent (75%) of the amount of cash anticipated to be required to be made to HGP to comply with the working capital adjustment set forth herein.

          (b) PREPARATION OF FINAL STATEMENTS. As promptly as practicable after the date hereof and in any event not later than forty-five (45) days hereafter, HGP shall prepare and deliver to Prime an unaudited statement of assets and liabilities of each of the Contributed Properties as of the date hereof (the "Final Statements"). The delivery of the Final Statements shall not create any presumption as to the accuracy or completion thereof. The Final Statements shall be prepared in a manner consistent with Section 2(e) hereof and in accordance with GAAP. Prime and its representatives and auditors shall be afforded the opportunity to review all underlying financial records and work papers pertaining to the preparation of the Final Statements and HGP shall permit Prime and its representatives full access to the books and records in HGP's possession relating to the Contributed Properties to permit Prime to review the Final Statements. The aggregate Current Assets and Current Liabilities of the Contributed Properties as shown on the Final Statements prepared by HGP shall be final and binding for purposes of this Agreement unless Prime shall give written notice to HGP of disagreement with the values thereon involving more than $25,000 in the aggregate within thirty
(30) business days following its receipt of the Final Statements, specifying in reasonable detail the nature and extent of such disagreement. If Prime objects to the Final Statements and the parties are unable to resolve such dispute within fifteen (15) days after HGP's receipt of such notice, the dispute shall be submitted for determination to Ernst & Young. Such public accounting firm shall review and decide the issues that are the subject of such dispute as specified in such notice as soon as possible after such submission and in any event within fifteen (15) days. The decision of such accounting firm shall be set forth in writing and delivered to Prime and HGP. The decision of such accounting firm shall be final and binding Prime and HGP. The fees and costs of such public accounting firm shall be borne equally by Prime and HGP.

          (c) PAYMENTS. If the aggregate amount of Working Capital of the Contributed Properties, as reflected on the Final Statements, shall exceed $545,000, then the excess shall be paid in cash by HGP to Prime. If the aggregate amount of Working Capital of the Contributed Properties, as reflected on the Final Statements, shall be less than $545,000, then the shortfall shall be paid in cash by Prime to HGP.

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          (d)  FEES AND EXPENSES.  Prime and HGP shall each pay their own costs incurred in preparing and/or reviewing the Final Statements, including the fees and expenses of their auditors.

          (e) DEFINITION OF CURRENT ASSETS AND CURRENT LIABILITIES. APPENDIX B sets forth a hypothetical balance sheet of a Contributed Property setting forth, for illustrative purposes only, the line items and categories of assets and liabilities which shall be deemed to constitute "Current Assets" and "Current Liabilities." For purposes of this Agreement, Current Assets and Current Liabilities shall refer to items and categories of assets and liabilities so identified on said APPENDIX B, together with other items of a similar nature which may be reflected on the Final Statements and shall include without limitation, as a type of current assets, the escrows being funded by Prime on the date hereof and shall include as a type of current liability, real estate taxes and accrued capital items such as tenant improvement allowances and leasing commission for transactions entered into prior to the date hereof. For the purposes hereof, (i) "Working Capital" shall mean Current Assets Less Current Liabilities and (ii) "HGP Entities" shall mean, collectively, HGP, HGP LP and the respective corporations, limited liability companies and limited partnerships owned directly or indirectly by HGP after giving effect to the consummation of all of the transactions contemplated by the Merger Agreement (the "Formation Transactions"). The parties agree that the matters set forth in Schedule 2.8 of the disclosure letter attached to the Merger Agreement and prepared by Horizon Group, Inc. (other than that disclosed in numbered paragraph ten thereof) shall be the obligations of Prime.

          The parties agree that the benefits and obligations set forth in the in the Guarantee and Indemnity Agreement among the parties hereto dated the date hereof and the underlying indebtedness owed to third parties referenced therein shall not be included as Current Assets or Current Liabilities.

     3. CONTROL. The parties understand and agree that to the extent of any inconsistencies between this Agreement and the Merger Agreement or this Agreement and the Contribution Agreement, the terms and provisions of this Agreement shall control.

     4. MODIFICATION OR AMENDMENT. The parties hereto may modify or amend this Agreement by written agreement executed and delivered by authorized officers of the respective parties.

     5. COUNTERPARTS. For the convenience of the parties hereto, this Agreement may be executed in separate counterparts, each such counterpart being deemed to be an original instrument, and which counterparts shall together constitute the same agreement.

     6. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

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     7.   NOTICES.  Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered by facsimile (upon confirmation of receipt) or personally, (ii) on the first business day following the date of dispatch if delivered by Federal Express or other reputable next-day courier service or (iii) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

                    If to HGP or HGP LP:

                    Horizon Group Properties, Inc.
                    5000 Hakes Drive
                    Norton Shores, MI 49441
                    Attention:     Gary J. Skoien
                    Fax: No.:      (616) 798-5100

                    with a copy to:

                    Winston & Strawn
                    35 West Wacker Drive
                    Chicago, IL 60601
                    Attention:     Wayne D. Boberg, Esq.
                    Fax No.:       (312) 558-5700

                    If to Prime or Prime LP:

                    Prime Retail, Inc.
                    100 East Pratt Street
                    19th Floor
                    Baltimore, Maryland 21202
                    Attention:     Michael W. Reschke
                                   Robert P. Mulreaney
                                   C. Alan Schroeder
                    Fax No.:       (410) 234-1703

                    With a copy to:

                    Winston & Strawn
                    35 W. Wacker Drive
                    Chicago, Illinois 60601
                    Attention:     Steven J. Gavin
                    Fax No.:       (312) 558-5700

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     8.   ASSIGNMENT.  Nothing contained in this Agreement or the agreements referred to herein (except as otherwise expressly set forth therein) is intended to confer on any person or entity other than the parties hereto and their respective successors and permitted assigns any benefit, rights or remedies under or by reason of this Agreement and such other agreements.

     9.   JOINT AND SEVERAL LIABILITY.   The obligations of HGP and HGP LP on
the one hand and Prime and Prime LP on the other hand shall be joint and several.

     10. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in Maryland this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in Maryland in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

                              [signature page follows]

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          IN WITNESS WHEREOF the parties hereto have executed this instrument as of the date and year first above written.

                                   HORIZON GROUP PROPERTIES, INC.

                                   By: /s/ Gary J. Skoien
                                      -------------------------------
                                   Its: President
                                       ------------------------------

                                   HORIZON GROUP PROPERTIES, L.P.

                                   By: Horizon Group Properties, Inc.

                                   Its: General Partner

                                   By: /s/ Gary J. Skoien
                                      -------------------------------
                                   Its: President
                                       ------------------------------

                                   PRIME RETAIL, INC.

                                   By: /s/ William H. Carpenter, Jr.
                                      -------------------------------
                                   Its: President
                                       ------------------------------
                                   PRIME RETAIL, L.P.

                                   By:  Prime Retail, Inc.

                                   Its:  General Partner

                                   By: /s/ William H. Carpenter, Jr.
                                      -------------------------------
                                   Its: President
                                       ------------------------------


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